Exhibit 99.1

XERIS PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF 6,000,000 SHARES OF COMMON STOCK

CHICAGO, IL; February 10, 2020 – Xeris Pharmaceuticals, Inc. (Nasdaq: XERS), a specialty pharmaceutical company leveraging its novel technology platforms to develop and commercialize ready-to-use injectable and infusible drug formulations, today announced that it has commenced an underwritten public offering of 6,000,000 shares of its common stock. All shares of common stock will be offered by Xeris. Xeris expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of common stock sold in connection with the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies, Piper Sandler, RBC Capital Markets and Mizuho Securities are acting as joint book running managers for the offering.

The shares of common stock are offered pursuant to a shelf registration statement on Form S-3 (File No. 333-233061), including a base prospectus, filed by Xeris on August 6, 2019 and declared effective by the Securities and Exchange Commission, or SEC, on August 21, 2019. The offering will be made only by means of a prospectus. A preliminary prospectus supplement related to the offering and a final prospectus supplement related to the offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering can be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Departments, 520 Madison Avenue, 2nd Floor, New York, NY 10022; by phone at (877) 821-7388; or by email at Prospectus_Department@Jefferies.com; Piper Sandler & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by phone at (800) 747-3924; or by email at prospectus@psc.com; RBC Capital Markets LLC, Attention: Equity Syndicate Department, 200 Vesey Street, 8th Floor, New York, NY 10281; by phone at (877) 822-4089; or by email at equityprospectus@rbccm.com; or Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020; by phone at (212) 205-7600; or by email at US-ECM@mizuhogroup.com, or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Xeris Pharmaceuticals, Inc.

Xeris is a specialty pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.

With a novel technology platform that enables ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke™. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating the need for reconstitution, enabling long-term, room-temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV) infusion. With Xeris’ technology, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Xeris Pharmaceuticals, Inc., including statements about Xeris’ anticipated public offering, future expectations, plans and prospects for the Company and other statements containing the words “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, the market acceptance of Gvoke™ and any other product candidates, if approved, the regulatory approval of its product candidates, its ability to market and sell its products, if approved, and other factors discussed in the “Risk Factors” section of Xeris’ Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC, as updated by any subsequently filed SEC filings, including Xeris’ Quarterly Reports on Form 10-Q, and the “Risk Factors” section of Xeris’ prospectus supplement and accompanying prospectus related to this public offering. Any forward-looking statements contained in this press release speak only as of the date hereof, and Xeris expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Allison Wey

Senior Vice President, Investor Relations and Corporate Communications

awey@xerispharma.com

312-736-1237

Media Contact

media@xerispharma.com

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